UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
AMENDMENT NO. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

JUNE 30, 2003
Date of Report (Date of earliest event reported)

IMAGE INNOVATIONS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-50119	91-1898414
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

SUITE 1109, 100 PARK ROYAL
WEST VANCOUVER, BRITISH COLUMBIA, CANADA	V7T 1A2
(Address of principal executive offices)	(Zip Code)

604-925-5283
Registrant's telephone number, including area code

BUSANDA EXPLORATIONS INC.
1550 OSTLER COURT
NORTH VANCOUVER, BRITISH COLUMBIA, CANADA V7G 2P1
(Former name or former address, if changed since last report)

THIS AMENDMENT NO. 2 TO CURRENT REPORT ON FORM 8-K AMENDS THE CURRENT REPORT ON FORM 8-K FILED BY IMAGE INNOVATIONS HOLDINGS INC., FORMERLY BUSANDA EXPLORATIONS INC., A NEVADA CORPORATION, (THE “COMPANY”) ON JULY 11, 2003, AS AMENDED.

ITEM 1.         CHANGES IN CONTROL OF REGISTRANT

CHANGE OF CONTROL

Image Innovations Holdings Inc., formerly Busanda Explorations Inc., a Nevada corporation (“We”, “Busanda” or the “Company”) completed the acquisition of all of the issued and outstanding shares of Image Innovations Inc., a Delaware corporation (“Image Innovations”) effective June 30, 2003. Image Innovations is a Delaware corporation incorporated on January 14, 2003. The acquisition was completed pursuant to offers made by the Company to all the shareholders of Image Innovations to purchase their shares in exchange for an aggregate of 10,000,000 shares of the Company’s common stock on the basis of 10,000 shares for each outstanding share of Image Innovations. It was a condition precedent of closing that all shareholders of Image Innovations accept the Company’s offer and that audited financial statements of Image Innovations have been delivered to the Company. The Company issued 10,000,000 shares of its common stock to the existing shareholders of Image Innovations in consideration of the transfer by the existing shareholders of all of their shares of Image Innovations to the Company. As a result of this transaction, Image Innovations is now a wholly owned subsidiary of the Company.

In connection with this transaction, Mr. Derick Sinclair, the sole executive officer and director of the Company, transferred 1,000,000 shares of the Company’s common stock to the current directors of Image Innovations, namely Mr. Alain Kardos, Mr. Christopher Smith and Mr. Clifford Wilkins in separate private transactions. These sales were completed at a price of $0.011 per share, for aggregate purchase price of $11,000. Mr. Kardos, Mr. Smith and Mr. Wilkins completed these purchases with their own funds.

Mr. Kardos, Mr. Smith and Mr. Wilkins have been appointed as directors of the Company effective July 14, 2003. The Company has filed a Schedule 14F information statement with the Securities and Exchange Commission disclosing this anticipated change in directors on July 3, 2003.

As a consequence of these transactions, there has been a change of control of the Company. There are now a total of 18,170,000 shares of the Company’s common stock outstanding, inclusive of the 10,000,000 shares issued to the former shareholders of Image Innovations. The shares of the Company issued to the former shareholders of Image Innovations represent 55% of the Company’s currently issued and outstanding shares of common stock. In addition, Mr. Kardos, Mr. Smith and Mr. Wilkins own between them an additional 1,000,000 shares, representing an additional 5.5% of the Company’s common stock.

Each of Mr. Kardos, Mr. Smith and Mr. Wilkins, is currently a director and officer of Image Innovations. Mr. Kardos, Mr. Smith and Mr. Wilkins were issued the following shares of the Company’s common stock upon completion of the acquisition of Image Innovations:

Name of Proposed Director	Number of Shares of Image Innovations Previously Held	Number of Company shares Issued
Mr. Alain Kardos	50	500,000
Mr. Christopher Smith	55	550,000
Mr. Clifford Wilkins	60	600,000

In addition, Mr. Alain Kardos, Mr. Christopher Smith and Mr. Clifford Wilkins acquired an additional 1,000,000 shares of the Company’s common stock from Mr. Derick Sinclair, the sole executive officer and director of the Company, in separate private transactions using their own funds.

BACKGROUND REGARDING THE ACQUISITION OF IMAGE INNOVATIONS

The possibility of a business combination transaction between the Company and Image Innovations was initially discussed in May 2003 between Mr. Smith and Mr. Sinclair. At that time, Mr. Smith and Mr. Sinclair were business acquaintances. Mr. Smith and Mr. Sinclair agreed that both companies would benefit from a business combination and set out finalizing the details of a proposed arrangement. At that time, Mr. Smith was the chief financial officer of Image Innovations. Mr. Smith and Mr. Sinclair negotiated the details regarding an offer to be made by the Company to the shareholders of Image Innovations. The terms of the proposed business combination were negotiated based on the business plan and financial projections for Image Innovations. Mr. Smith and Mr. Sinclair presented the proposed business combination transaction to the board of directors of Image Innovations on June 15, 2003. The board of directors of Image Innovations, namely Mr. Kardos, Mr. Smith and Mr. Wilkins, recommended the offer to the Image Innovations shareholders. The Company proceeded with its offer to the shareholders of Image Innovations to acquire all of their shares in exchange for shares of the Company. As of June 30, 2003, all shareholders of Image Innovations had accepted the offer and the acquisition of Image Innovations was completed effective June 30, 2003. No consideration was paid to any third party in connection with the completion of the acquisition.

Each of Mr. Kardos, Mr. Wilkins and Mr. Smith has been an officer and director of Image Innovations since its inception on January 14, 2003. No other party has been an officer or director of Image Innovations since its inception. There were no shareholders holding greater than 10% of the outstanding common stock of Image Innovations prior to the completion of the acquisition of Image Innovations by the Company. The promoters of Image Innovations prior to the acquisition were Mr. Kardos, Mr. Smith, Mr. Wilkins and H.E. Capital, a foreign corporation of which Mr. Wilkins and Mr. Smith are directors.

There were no relationships between the Company and Image Innovations and their respective management, principal shareholders, including the beneficial owners of principal shareholders, or promoters prior to the acquisition of Image Innovations, other than the fact that Mr. Smith and Mr. Sinclair were business acquaintances.

DIRECTORS AND EXECUTIVE OFFICERS

Effective July 14, 2003, Mr. Derick Sinclair, the former sole director and executive officer of the Company appointed Mr. Kardos, Mr. Smith and Mr. Wilkins as directors of the Company. Subsequent to these appointments, Mr. Sinclair tendered his resignation as both a director and an executive officer of the Company. The new board of directors has appointed the Company’s current executive officers.

The following tables set forth information regarding the Company’s current executive officers and directors and the past executive officers and directors of the Company:

Our executive officers and directors and their respective ages as of September 12, 2003 are as follows:

Name of Directors:	Age:

Alain Kardos	56
Clifford Wilkins	58
Christopher Smith	34

Executive Officers	Age:	Office

Alain Kardos	56	President, Secretary and Chief Operating Officer
Clifford Wilkins	58	Chief Executive Officer
Christopher Smith	34	Treasurer and Chief Financial Officer

Set forth below is the background and experience of each current officer and director and our former sole directors and officer

CURRENT DIRECTORS

Alain Kardos – After graduating from the Montreal Institute of Technology, Mr. Kardos began a successful corporate career at IBM, following which, he held senior executive positions at Nortel and Wang. His success at Wang encouraged him to move to Los Angeles to co-found Kardos-Long Inc., a sports, promotion and marketing company responsible for promoting America’s return to Grand Prix racing in Phoenix, Arizona. Mr. Kardos returned to Canada to assist AVCAN Systems Corp., a CDNX listed company, develop a US presence. Mr. Kardos was vice-president of AVCAN Systems Corp. from June 1999 to February 2001. Mr. Kardos then moved on to become president and chief executive officer of Fibre Crown Manufacturing, a Vancouver based company, a position he held from April 2001 to August 2002. Mr. Kardos was an executive vice-president of RedCell Battery Corp. of Vancouver, British Columbia from August 2002 to December 2002. Mr. Kardos has been president, chief operating officer and a director of Image Innovations since its incorporation on January 14, 2003.

Clifford Wilkins – Mr. Wilkins commenced his career in 1962 with the National Provincial Bank (now National Westminster), in England. After a thorough grounding in commercial banking he progressed to International banking, joining the old established firm of Brown Shipley & Co. in the City of London. Spending 10 years at the French Bank of Southern Africa, he relinquished his position of Deputy Manager of the London operation in 1982, to establish an international operation in London for ABSA Bank, where he stayed until his early retirement. Mr. Wilkins then decided to apply his experience to the offshore environment, assisting with the establishment of the FN Group, in Nevis, and HE Capital, in the Dominican Republic. Mr. Wilkins has been a director of FN Stockbrokers Ltd., an asset management company, from September 1995 to present. Mr. Wilkins has been a director of Associated Trustees Ltd. from September 1995 to present. Mr. Wilkins has been a director of H.E. Capital S.A. from March 2000 to present. Mr. Wilkins has been the chief executive officer and a director of Image Innovations since its incorporation on January 14, 2003.

Christopher Richard Smith – Commencing his career in London, in 1986, Mr. Smith has spent almost 20 years in the control and management of financial transactions, for stockbroking companies in a number of countries. Amongst these companies were Swiss Bank Corp and Union Bank of Switzerland. Mr. Smith was a corporate finance assistant with UBS Warburg in London, England from June 1995 to July 1998. As did Cliff Wilkins, Mr. Smith decided to apply his experience to the offshore environment as financial controller for the FN Group and HE Capital. Mr. Smith was the financial controller of FN Stockbrokers Ltd. from August 1998 to January 2001. Mr. Smith has been a director of H.E. Capital S.A. from February 2001 to present. Mr. Smith has been chief financial officer and a director of Image Innovations since its incorporation on January 14, 2003.

H.E. Capital S.A. is a foreign corporation incorporated in the Dominican Republic with its main office in Sosua, Dominican Republic. H.E. Capital is a financial brokerage institution, both domestically and internationally. Mr. Smith and Mr. Wilkins are directors of H.E. Capital. Mr. Wilkins indirectly has a 50% shareholding in H.E. Capital. Mr. Smith is not a shareholder of H.E. Capital, but is the chief financial officer of H.E. Capital.

FN Stockbrokers Ltd. (“FNS”) is a foreign corporation incorporated in Nevis, British West Indies. Its principal business offices are in Charlestown, Nevis. Originally, the business of FNS was international stockbrokering executed under a license from the Nevis Island administration. Its current business is that of an asset holding company, the assets held comprising of a building in Nevis and a light aircraft. Mr. Wilkins is a director of FNS and indirectly has a 50% shareholding in FNS. Mr. Smith is neither a director nor a shareholder of FNS.

Associated Trustees Limited (“ATL”) is a foreign corporation incorporated in Nevis, British West Indies. Its principal business offices are located in Charlestown, Nevis. ATL is a wholly owned subsidiary of FNS. ATL is a registered agent of the Nevis Island government and is authorized to incorporate and manage companies and trusts. It is not an asset management company and has no assets under its control. Mr. Wilkins is a director of ATL. Mr. Smith is neither a director nor officer of ATL.

The FN Group is not a company; it is a “generic” term used to describe or encompass the various companies associated with both FNS and ATL, details of which are provided above.

FORMER DIRECTOR

Derick Sinclair – Mr. Sinclair has been the President, Secretary, Treasurer and Chairman of the Board of Directors of the Company since inception. Since March 1998, he has also been President of Natalma Industries Inc., a publicly-traded exploration stage mining company traded on the OTCBB:NTAL. Since March 1997, he has also been the President of Cosmah Industries, Inc., a privately-held exploratory mining company in Vancouver, Canada. Since March, 1996, he has also been the CFO and Vice President of Administration for Navigata Communications Inc, formerly RSL COM Canada Inc., and Westel Telecommunications in Vancouver, B.C. Based in North Vancouver, British Columbia with regional offices in Ontario, Quebec and Alberta, Navigata is a communications company providing data and voice services. From December, 1992 to March, 1996, he was Director of Fleet Management for BC Rail, Ltd., a freight train service in Vancouver, B.C., Canada. Mr. Sinclair received a Bachelors Degree in Commerce from the University of Windsor, Canada in 1982 and has been a member of the Institute of Chartered Accountants of British Columbia since 1985.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 7, 2003 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers, (iii) each person proposed to be appointed as a director of the Company and (iv) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock(1)
FORMER DIRECTOR:
Common Stock	DERICK SINCLAIR, Chief Executive Officer, President, Secretary, Chief Financial Officer, Treasurer and Director 1550 Ostler Court North Vancouver, BC	NIL	0.0%
CURRENT DIRECTORS:
Common Stock	ALAIN KARDOS Suite 1109, 100 Park Royal West Vancouver, British Columbia Canada	700,000	3.9%
Common Stock	CLIFFORD WILKINS Suite 1109, 100 Park Royal West Vancouver, British Columbia Canada	800,000	4.4%

Title of class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock(1)

Common Stock	CHRISTOPHER SMITH Suite 1109, 100 Park Royal West Vancouver, British Columbia Canada	1,150,000	6.3%
Common Stock	All Officers and Directors as a Group (3 persons)	2,650,000	14.6%
5% BENEFICIAL OWNERS
Common Stock	RFH INVESTMENTS(2) Blue Cotil, Samaras Inner Road St. Clement, JE2 60N, United Kingdom	1,250,000	6.88%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of July 7, 2003, there were 18,170,000 shares of our common stock issued and outstanding.

(2)
The shares held by RFH Investments are beneficially owned by Sheila Andrews. These shares were originally issued to RFH Investments pursuant to the terms of an assignment of options to purchase agreement between the Company and RFH Investments dated May 25, 1998.

During our second quarter, we completed the issuance of 15,000 shares of our common stock to our former attorney in consideration for services provided. The issuance of these shares increased the number of our outstanding shares from 8,155,000 shares to 8.170,000 shares.

ITEM 2.         ACQUISITION OR DISPOSITION OF ASSETS

We completed the acquisition of all of the issued and outstanding shares of Image Innovations Inc. effective June 30, 2003. Image Innovations is a Delaware corporation incorporated on January 14, 2003. The acquisition was completed pursuant to offers made by us dated June 23, 2003 to all the shareholders of Image Innovations to purchase their shares in exchange for an aggregate of 10,000,000 shares of our common stock on the basis of 10,000 shares for each outstanding share of Image Innovations. It was a condition precedent of closing that all shareholders of Image Innovations accept our offer and that audited financial statements of Image Innovations have been delivered to us. We issued 10,000,000 shares of our common stock to the existing shareholders of Image Innovations in consideration of the transfer by the existing shareholders of all of their shares of Image Innovations to us. As a result of this transaction, Image Innovations is now a wholly owned subsidiary of the Company.

Image Innovations was incorporated to engage in the business of promotional licensing and branding with the objective of adding value to a wide variety of relatively low cost, but desirable or essential products, by endorsing them with the brand logos of sports teams and/ or other recognized trademarks. On February 11, 2003, Image Innovations entered into a retail license agreement with NHL Enterprises, L.P. to market a limited range of products under the National Hockey League brand. Image Innovations has signed a letter of intent with National Football League Properties to obtain a license to market a limited range of products under the NFL brand.

The principal components of the business strategy of Image Innovations are as follows:

1.	To identify a range of consumer products that can be manufactured and resold for high markups with the product endorsement of recognized sports teams and leagues;

2.	To enter into licensing agreements to obtain product endorsement rights for the targeted products from recognized sports teams and leagues;

3.	To enter into manufacturing arrangements for the manufacture of the targeted products with the licensed product endorsements;

4.	To arrange for sale of the targeted products through established distribution channels; and

5.	To market the targeted products to consumers.

Each of the components of the Company’s business strategy is discussed below as follows:

1.

Targeting of Products

Image Innovations plans to target relatively low cost, but desirable or essential consumer products. Image Innovations has selected alkaline batteries as its initial targeted product. Image Innovations believe that alkaline batteries and alkaline battery products satisfy the Company’s criteria of being relatively low cost products that are capable of high markup and that are either desirable or essential products used by consumers. Alkaline batteries and battery products offer a range of opportunities for branding and product endorsement. Examples of battery products include desk clocks, travel clocks, flashlights, radios, calculators, touch-lights, personal alcohol breath testers and educational items.

2.

Licensing Agreements

Image Innovations has entered into a license agreement with NHL Enterprises, LP for the license of the National Hockey League name and other NHL logos and indicia for use in connection with batteries and other battery related products. The license is a non-exclusive license for the United States. The license is for a term expiring December 31, 2004. Image Innovations will pay to NHL Enterprises, LP a royalty of 10% of net sales. In addition, Image Innovations will pay guaranteed annual minimum payments of $60,000 US, including an upfront fee of $15,000 US that has been paid by Image Innovations.

Image Innovations has also entered into a letter of intent with NFL Properties LLC for the grant of a license to use the National Football League mark and other related marks in connection with batteries, flashlights with batteries, e-badge with batteries, radios with batteries, and universal remote controls with batteries. The arrangement requires an advance royalty payment of $100,000 US, which has been paid by Image Innovations. Image Innovations is required to pay a royalty of 11% of net sales. The license will be limited to the United States. The license will be for a term expiring March 31, 2004 and is subject to the execution of a definitive license agreement with NFL Properties LLC.

We plan to pursue negotiations with further sports leagues and sports teams to obtain additional license rights.

3.

Manufacturing Arrangements

Image Innovations does not anticipate manufacturing any of the targeted products. Image Innovations plans to outsource manufacturing to manufacturers located primarily in the Far East. Image Innovations believes manufacturing in the Far East will offer the best price competitiveness and also the most advanced technology for batteries and battery related products. Image Innovations has begun to establish relationships with major suppliers in Asia who are believed by Image Innovations to be capable of delivering innovative products with the brand recognition colors and symbols of the licensed properties. Image Innovations plans to establish these relationships through attendance at major international trade shows and through a program of personal visits to the Far East. Image Innovations plans to work with its major suppliers in order to keep abreast of new product lines as they become available in order that its targeted products remain in demand.

4.

Distribution

Image Innovations plans to use in-house staff and a network of independent brokers to market its product to targeted retailers. Image Innovations believes that the key to gaining entry into major retailers will be established relationships. Image Innovations plans to establish a network of seasoned salesmen in the United States who will spearhead its marketing campaigns in North America. The targeted retail market will focus on chain stores, convenience stores, drug stores, electronic retailers and specialty distributors.

5.

Marketing

Image Innovations’ marketing strategy will be to focus its licensing program on premier sports franchises and household name trademarks. By combining high profile brand names and trademarks with desirable or essential consumer products, Image Innovations believes that demand for its products will be created. Image Innovations’ overall objective is to establish itself as a specialized brand licensing and promotional merchandising company. One objective of Image Innovations will be to create brand name awareness amongst decision makers who place its targeted products into its targeted market.

FINANCING REQUIREMENTS

Image Innovations is in the startup phase of its operations. Image Innovations did not earn any revenues from January 14, 2003, the date of its incorporation, to June 30, 2003 . Image Innovations has not earned any revenues to date. In addition, Image Innovations had a working capital deficit of $218,428 as of June 30, 2003 . The ability of Image Innovations to generate revenues will depend on its ability to obtain financing to fund its plan of operations and its success in implementing its plan of operations. There is no assurance that we will be able to obtain the financing required to enable Image Innovations to carry out its plan of operations.

The Company has been dependent upon H.E. Capital S.A., a related party in order to fund the business of Image Innovations to date. H.E. Capital agreed to advance up to $500,000 to Image Innovations in order to finance the start-up of its business operations pursuant to a loan agreement between H.E. Capital and Image Innovations dated January 14, 2003. H.E. Capital has advanced to Image Innovations a total of $351,840 as of June 30, 2003 and an amount of $351,840 was payable to H.E. Capital S.A. as of June 30, 2003. The loans bear interest at the rate of 9% per annum and are repayable upon demand. The loans are secured by a general security agreement granted by Image Innovations against all of its assets. There is no assurance that H.E. Capital S.A. will advance additional amounts in order to fund the business of Image Innovations in excess of the commitment to advance $500,000. The Company has no arrangement for the financing of the business of Image Innovations and there is no assurance that the required financing will be obtained.

The Company plans to pursue equity financings through private placements of its common stock or common stock and share purchase warrants in order to raise the funds necessary to enable it to pursue its plan of operations for the next twelve months. The Company does not have any arrangements in place for equity financings and there is no assurance that any equity financing will be achieved. If an equity financing is achieved, then it is anticipate that existing shareholders will suffer dilution.

The plan of operations of Image Innovations will require that Image Innovations obtain additional financing in order that it can complete purchases of targeted products from manufacturers. Manufacturers of the targeted products will require that Image Innovations have in place letters of credit in favor of manufacturers prior to the start of manufacturing. The posting of letters of credit is a standard arrangement for international manufacturing orders and is a mechanism that provides manufacturers with assurance that they will be paid for the products they manufacture. Letters of credit will only be issued by financial institutions against a deposit of either cash or against collateral of an amount sufficient to enable the financial institution to post a letter of credit. Although Image Innovations plans to only order product from manufacturers when it is in possession of firm purchase orders, manufacturers will require that letters of credit are in place at the time of ordering. Due to its current working capital deficit, Image Innovations will require additional financing before it is able to post letters of credit and start the manufacturing process.

Image Innovations anticipates that there will be a period of four months between the time that product is ordered from a manufacturer until the time payment is received from customers. This four month period includes two months for production, one month for shipping and delivery and a final ten to thirty days to receive payment from customers. Due to this time lag between posting of a letter of credit and ultimate realization of revenues, the amount of revenues that Image Innovations will be able to achieve will be dependent on the amount of upfront financing that it is able to obtain. If Image Innovations is not able to obtain financing, then it will not be able to order products from manufacturers with the result that it may not be able to achieve revenues.

Image Innovations incurred expenses totaling $71,005 during the period from incorporation to March 31, 2003. These expenses were associated with the startup of the Company’s business and the execution of the license agreement for the NHL trademarks. These expenses were financed by advances from H.E. Capital S.A. totaling $103,919 as of March 31, 2003. Subsequent to March 31, 2003, Image Innovations made an advance royalty payment of $100,000 in respect of the NFLP standard retail license agreement. We anticipate that the operating expenses of Image Innovations will continue to increase as it carries out its plan of operations. These increased operating expenses will be incurred prior to Image Innovations realizing revenues. In view of these factors, Image Innovations will require financing in order to carry out its plan of operations.

FINANCIAL STATEMENTS

Under United States generally accepted accounting principles, our financial statements for future fiscal periods, commencing with the six month period ending June 30, 2003, will be prepared using reverse-acquisition accounting principles, which will result in Image Innovations acquiring the Company for accounting purposes. Accordingly, Image Innovations will be treated as the acquirer for accounting purposes, even though the Company is the legal acquirer.

YEAR END

The year end of Image Innovations is December 31, which is the same as our current year end. Accordingly, there is no change of fiscal year end arising from the completion of the acquisition of Image Innovations.

AUDITORS

The financial statements of Image Innovations have been audited by Clyde Bailey, P.C., our current auditor. Accordingly, there is no change of the Company’s auditor arising from completion of the acquisition of Image Innovations.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial Statements of Business Acquired.

Included herein as Exhibit 99.1 to this Current Report on Form 8-K are the following audited financial statements of Image Innovations prepared in accordance with United States generally accepted accounting principals:

1.	Audit Report of Clyde Bailey, P.C. dated September 8, 2003 ;
2.	Balance Sheet as at March 31, 2003;
3.	Statement of Operations for the period from January 14, 2003 to March 31, 2003;
4.	Statement of Stockholders Equity as at March 31, 2003;
5.	Statement of Cash Flows for the period from January 14, 2003 to March 31, 2003;
6.	Notes to Financial Statements.

(b)        Pro forma Financial Information.

Included herein as Exhibit 99.2 to this Current Report on Form 8-K are the following unaudited pro-forma consolidated financial statements showing the effect of the acquisition of Image Innovations by the Registrant:

1.	Compilation report of Clyde Bailey, P.C.;
2.	pro-forma consolidated balance sheet as at March 31, 2003;
3.	pro-forma consolidated statement of loss for the three months ended March 31, 2003;
4.	notes to the pro-forma consolidated financial statements.

(c)        Exhibits.

Exhibit	Description

10.1	Offer Letter dated June 23, 2003 to the shareholders of Image Innovations Inc. to acquire all of the issued and outstanding shares of Image Innovations Inc., a Delaware corporation.(1)

10.2	Loan Agreement dated January 14, 2003 between H.E. Capital SA and Image Innovations Inc.(2)

99.1	Audited financial statements

99.2	Pro-forma consolidated financial statements

(1)	Previously filed with the Securities and Exchange Commission as an exhibit to our Current Report on Form 8-K filed on July 11, 2003.

(2)	Filed as an Exhibit to this Amendment No. 2 to Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE INNOVATIONS HOLDINGS INC.

Date: September 15, 2003
	By:	/s/ Clifford Wilkins

CLIFFORD WILKINS
CHIEF EXECUTIVE OFFICER